Exhibit 1.1

Execution Version

Unitil Corporation

600,000 Shares

Common Stock

(No Par Value)

Underwriting Agreement

New York, New York

December 12, 2017

RBC Capital Markets, LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representatives of the

several underwriters named in Schedule I hereto

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Unitil Corporation, a New Hampshire corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 600,000 shares (the “Firm Securities”) of the Company’s common stock, no par value (“Common Stock”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell to the Underwriters, at the Underwriters’ option, an aggregate of up to 90,000 additional shares of Common Stock (the “Option Securities”) as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several

Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Company has prepared and filed a registration statement on Form S-3 (File No. 333-221333 (the “2017 Registration Statement”), which 2017 Registration Statement contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Common Stock, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, and the offering thereof from time to time in accordance with Rule 415 of the Securities Act. As used in this Agreement, “Effective Time” means the date and the time as of which the 2017 Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, included in the 2017 Registration Statement, or amendments thereof, before it became effective under the Securities Act and any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(b) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus dated December 11, 2017; “Prospectus” means the final prospectus supplement relating to the Shares, together with the Base Prospectus, in the form first used to confirm sales of Shares; “Registration Statement” means the 2017 Registration Statement, as amended at the Effective Time, including all exhibits thereto and the documents incorporated by reference therein and including all information deemed to be a part of the 2017 Registration Statement as of the Effective Time pursuant to Rule 430B of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares. Any reference to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act and Rules and Regulations as of the date of such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual reports of the Company on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date. If the Company has filed an abbreviated registration statement to register additional Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time” is 7:30 a.m. (Eastern time) on December 12, 2017.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)    The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of such Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to you. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations. At the respective times when the Registration Statement and any amendments thereto became effective and as of the Closing Date (as defined below) and the Option Closing Date (as defined below), if any, the Registration Statement and any amendment thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and any amendments or supplements thereto when filed in accordance with Rule 424(b) and as of the Closing Date and the Option Closing Date, if any, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The documents filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, at the time they were filed with the Commission conformed, or will conform when so filed, in all material respects with the requirements of the Exchange Act, the Securities Act and the Rules and Regulations, as applicable. As of the Effective Date, the date hereof, the Closing Date and the Option Closing Date, if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and the Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the documents incorporated by reference in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus did not, when filed with the Commission, and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and other documents listed in Schedule II(a) hereto, taken together with the final pricing information set forth on Schedule III hereto (collectively, the “Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing

Prospectus listed on Schedule II(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through RBC Capital Markets, LLC expressly for use therein, such information being listed in Section 13 below. The Company is eligible to use Issuer Free Writing Prospectuses in connection with this offering pursuant to Rule 433 under the Securities Act. The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus, and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act. All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    (i) At the time of filing the Registration Statement and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. The Company has been since the time of the filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of Shares.

(c)    This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(d)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Hampshire, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Company, as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate or limited liability company, as applicable, power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock and membership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (except, with respect to Usource, L.L.C., to the extent nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act) and to the extent shown in Exhibit A hereto are wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or membership interests in the Subsidiaries are outstanding.

(e)    The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights exist with respect to any of the Shares or the issue and sale thereof.

(f)    The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct (except for issuances subsequent to their respective dates in accordance with employee plans, non-employee director plans, stock plans or dividend reinvestment plans of the Company that are disclosed in the Prospectus and the Disclosure Package). All of the Shares conform in all material respects to the description thereof contained in the Prospectus and the Disclosure Package. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of Preferred Stock of the Company and its Subsidiaries shall be issued and outstanding (other than Preferred Stock issued by Unitil Energy Systems, Inc.) and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company.

(g)    Except as described in the Prospectus and the Disclosure Package, there are no outstanding securities of the Company or any of its Subsidiaries convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock or membership interests of the Company or any of its Subsidiaries, and there are no outstanding or authorized options, warrants or rights of any character obligating the Company or any of its Subsidiaries to issue any membership interests or shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any such membership interests or shares of such stock; and except as described in the Prospectus and the Disclosure Package, to the knowledge of the Company, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or the offering or sale of the Shares as contemplated by this Agreement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

(h)    The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. All financial information which was not prepared in accordance with GAAP included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiaries, as applicable. The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate. No other financial statements or information is required to be included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package.

(i)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j)    Deloitte & Touche LLP, which has certified certain financial statements of the Company and the Subsidiaries and delivered its opinion with respect to certain audited financial statements and schedules incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(k)    There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or governmental or administrative agency, authority or body or otherwise (i) that is required to be described in the Registration Statement, the Prospectus and the Disclosure Package and is not so described or (ii) which, if determined adversely to the Company or any of its Subsidiaries, as applicable, might reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(l)    No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(m)    The Company and each of the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount. The Company and each of the Subsidiaries occupy their leased properties under valid and binding leases.

(n)    There are no transfer taxes or similar fees or charges under federal law or laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(o)    Except for any failure that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP.

(p)    Since the respective dates as of which information is given in the Registration Statement, the Prospectus, and the Disclosure Package, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. None of the Company or the Subsidiaries has any material contingent obligations that are not disclosed in the Company’s financial statements included, or incorporated by reference, in the Registration Statement, the Prospectus and the Disclosure Package.

(q)    None of the Company or any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its articles of incorporation (“Charter”), by-laws (“By-Laws”) or other formation documents or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The issuance, sale and delivery of the Shares and the execution, delivery or performance of this Agreement do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) the Charter or By-Laws or other formation documents of the Company or any Subsidiary, (ii) any contract, indenture, mortgage, deed of trust, lease, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party, or (iii) any statute, law, order, rule, regulation, judgment or decree applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction; except for, with respect to clauses (ii) and (iii), any such violation, breach or default that, individually or in the aggregate, would not have a Material Adverse Effect.

(r)    No approval, consent, order, authorization, designation, declaration or filing by or with any state or federal regulatory, administrative or other governmental body (including the Federal Energy Regulatory Commission and the Federal Communications Commission) is necessary in connection with the issuance, sale and delivery of the Shares, the application of net proceeds from the sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package or the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the Commission or as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(s)    The Company and each of the Subsidiaries possess all licenses, certifications, permits, franchises, approvals, registrations, clearances, certificates of public convenience and necessity and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package (except to the extent that the failure to have the same would not have, individually or in the aggregate, a Material Adverse Effect). There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance in all material respects with the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit, other than a revocation, termination, modification or other impairment which would not, individually or in the aggregate, have a Material Adverse Effect. None of the Permits contains any restriction that is materially burdensome on the Company or any of its Subsidiaries.

(t)    To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(u)    Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The New York Stock Exchange in accordance with Regulation M under the Exchange Act.

(v)    None of the Company or any of the Subsidiaries is, nor will be after giving effect to the offering and sale of the Shares, an “investment company” within the meaning of such term under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(w)    The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(x)    Each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) with respect to which the Company, each of the Subsidiaries and ERISA Affiliates would reasonably be expected to have any liability (each, a “Plan”) has been maintained and operated in compliance in all material respects with all applicable provisions of ERISA; no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any Plan; neither the Company nor any of the Subsidiaries or ERISA Affiliates has incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each Plan for which the Company or any Subsidiary would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company and the Subsidiaries, any entity that is or, at any relevant time, was treated as a single employer with any of the foregoing pursuant to Section 414(b), (c), (m) or (o) of the Code.

(y)    Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(z)    The Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity, other than (i) the Subsidiaries or (ii) any such shares or interests owned, directly or indirectly, (A) in the ordinary course as part of the Company’s treasury function and (B) in an amount not to exceed 1% of the shares and interests of any such entity.

(aa)    There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus and the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(bb)    Except as otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Package, or except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any Subsidiary is, or during the relevant time period specified in the applicable statutes of limitation has been, in violation of any statute, rule, regulation, ordinance, decree, decision, Permit, order or other similar items of any governmental agency or body or any court, domestic or foreign (“Laws”), relating to (i) the prevention of pollution, remediation of contamination or restoration of environmental quality, protection of human health or the environment (including natural resources), or occupational health and workplace safety, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Federal Water Pollution Control Act; the Clean Air Act; the Hazardous Materials Transportation Act; the Emergency Planning and Community Right to Know Act; the Toxic Substances Control Act; the Oil Pollution Act; the Safe Drinking Water Act; and the Occupational Safety and Health Act (“Environmental Laws”) and (ii) licensing and certification covering any aspect of the business of the Company or any of the Subsidiaries. None of the Company or any of the Subsidiaries has received any notification asserting, or has knowledge of, any failure to comply with or violation of any such Laws that has not been fully resolved, except for any such failure to comply or violation that would not reasonably be expected to have a Material Adverse Effect.

(cc)    Except as disclosed in the Prospectus and the Disclosure Package, there has been no release into the environment of any substance defined, designated, classified, or regulated as a hazardous waste, hazardous substance, hazardous material, solid waste, pollutant, contaminant or toxic substance under any Environmental Law (“Hazardous Materials”) on or from the properties of the Company or any Subsidiary or in connection with the operations of the Company or any Subsidiary in violation of any Environmental Law or in a manner that could give rise to any remedial or corrective action obligations pursuant to Environmental Laws except as would not reasonably be expected to have a Material Adverse Effect; and there has been no exposure of any person or property to any Hazardous Materials in connection with the operations of the Company or any Subsidiary that could reasonably be expected to form the basis of a claim for damages or compensation that would have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the Prospectus and the Disclosure Package, none of the Company or any of the Subsidiaries owns or operates any real property contaminated with any Hazardous Material, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any pending or, to the knowledge of the Company or any of the Subsidiaries, threatened claim, proceeding or controversy by a governmental authority or third party relating to any Environmental Laws, which violation, contamination, liability, claim, proceeding or controversy would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim, proceeding or controversy.

(dd)    No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the

United States or foreign offices by the Company or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. None of the Company or any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

(ee)    Each of the Company and the Subsidiaries owns, licenses or otherwise has rights in all patents, patent rights, licenses, inventions, copyrights, know-how (including seismic data, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement, the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”), and none of the Company or any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.

(ff)    The information contained in the Registration Statement, the Prospectus and the Disclosure Package regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made, or will be made, by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(gg)    The Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(hh)    The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports; and such “disclosure controls and procedures” are effective to perform the functions for which they were established.

(ii)    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. Neither the Company nor any Subsidiary has directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any Subsidiary.

(jj)    Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, neither the Company nor any of its affiliates has sold or issued any security during the six month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares of Common Stock issued pursuant to dividend reinvestment plans, employee benefit plans, non-employee director plans, stock plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus and the Disclosure Package.

(kk)    Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, or except as may be prohibited by Law, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or membership interests; or from repaying the Company any loans or advances to such Subsidiary from the Company.

(ll)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes applicable to the Company and its Subsidiaries, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (the “Money Laundering Laws”), except where the failure to be in such compliance would not have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.

(mm)    None of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)); and the Company will not directly or indirectly use the proceeds from this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of sanctions.

(nn)    The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus are prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a)    On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $46.368 per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)    Payment for the Firm Securities to be sold hereunder is to be made by wire transfer of Federal (same day) funds to a bank account designated by the Company against delivery of the Firm Securities therefor to the Representatives for the several accounts of the Underwriters through the facilities of the Depository Trust Company. Such payment and delivery are to be made at 10:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such Option Securities are to be delivered. The time and date at which such Option Securities are to be delivered shall be determined by the Representatives, which shall be within two business days after the exercise of such option, and which shall not in any event be prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in Federal (same day funds) drawn to the order of the Company and delivery of the Option Securities shall be made through the facilities of the Depository Trust Company in New York, New York.

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS.

(a)    The Company covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted in reliance on Rule 430B of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which RBC Capital Markets, LLC shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)    The Company has not distributed, and without the prior consent of RBC Capital Markets, LLC it will not distribute, any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1.(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Company and RBC Capital Markets, LLC, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and RBC Capital Markets, LLC is listed on Schedule II(a) or Schedule II(b) hereto. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to RBC Capital Markets, LLC and, if requested by RBC Capital Markets, LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c)    The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(d)    The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e)    The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f)    The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, if requested by the Representatives, three copies of the executed Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g)    The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Rules and Regulations and will otherwise comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the Rules and Regulations, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h)    If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package, taken as a whole, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(i)    The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(j)    Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k)    The Company will not offer, sell, short sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or derivative of shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing for a period of 90 days after the date of the Prospectus, otherwise than hereunder or with the prior written consent of the Representatives; provided, that this provision will not restrict the Company from (i) issuances pursuant to the exercise of options outstanding on the date of the Prospectus; (ii) grants of stock options and restricted stock and other securities issuances pursuant to the terms of a plan in effect on the date of the Prospectus; (iii) issuances pursuant to the exercise of such options; (iv) issuances pursuant to the Company’s 401(k) plan, (v) the filing of registration statements on Form S-8 and amendments thereto in connection with those stock options or the Company’s stock plans in existence on the date of the Prospectus as described in the Prospectus and the Disclosure Package, (vi) grants of Common Stock as employee length service awards, (vii) grants of Common Stock or restricted stock units to members of the Company’s board of directors as a portion of compensation for service on the Company’s board of directors, and (viii) issuances pursuant to dividend reinvestment plans and the filing of registration statements and amendments thereto in connection with the sale and issuance of securities under such plans.

(l)    The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(m)    The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in the form attached as Exhibit B (the “Lockup Agreements”).

(n)    The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

(o)    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(p)    The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(q)    Prior to the termination of the offering of the Shares by the Underwriters, the Company (i) will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and (ii) will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements of Underwriters counsel) incident to securing any required review by FINRA of the terms of the sale of the Shares; filing fees and expenses incident to qualification under State securities or Blue Sky laws (including reasonable legal fees and disbursements of Underwriters counsel) and the Listing Fee of the New York Stock Exchange.

The Company shall not, however, be required to pay for any of the Underwriters costs, expenses and fees (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws and those of counsel of the Underwriters related thereto) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. The reimbursement obligations of the Company pursuant to this Section 5 shall survive termination of this Agreement.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)    The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)    The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Duane Morris LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, substantially in the form of Exhibit C-1 hereto.

(c)    The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a letter furnished by Duane Morris LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, substantially in the form of Exhibit C-2 hereto.

(d)    The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Gary Epler, internal counsel for the Company, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, substantially in the form of Exhibit D-1 hereto.

(e)    The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a letter furnished by Gary Epler, internal counsel for the Company, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, substantially in the form of Exhibit D-2 hereto.

(f)    The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to such matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)    You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Prospectus.

(h)    The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i)    The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii)    The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

(iii)    All filings required to have been made pursuant to Rules 424 or 430B under the Securities Act have been made;

(iv)    They have carefully examined the Registration Statement, the Prospectus and the Disclosure Package and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the date hereof, and (3) the Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement) or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of the Disclosure Package and the Prospectus), and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement to or amendment of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus which has not been so set forth in such supplement or amendment; and

(v)    Since the respective dates as of which information is given in the Disclosure Package, (A) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (B) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (C) there shall not have been any change in the capital stock or membership interests (other than issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans, non-employee director plans, stock plans or dividend reinvestment plan) or long-term debt of the Company or any of the Subsidiaries (other than as contemplated by the Registration Statement).

(vi)    Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; provided that the foregoing shall not apply to any change in designation or credit quality assessment of any securities of the Company or any of its Subsidiaries by the National Association of Insurance Commissioners.

(i)    The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(j)    The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on The New York Stock Exchange.

(k)    The Lockup Agreements described in Section 4.(m) shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Vinson & Elkins L.L.P., counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a)    The Company agrees:

(i)    to indemnify and hold harmless each Underwriter, each of such Underwriter’s directors and officers, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter, any such director or officer or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in (1) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (2) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (3) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (B) the omission or alleged omission to state in any Preliminary Prospectus, the Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement) or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show), or (C) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, however, that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or such amendment or supplement, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.

(ii)    to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)    Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (C) any Non-Prospectus Road Show or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement) or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show); and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, in any amendment or supplement thereto, or in any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8.(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8.(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8.(a) and by the Company in the case of parties indemnified pursuant to Section 8.(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement admitting any fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8.(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any Underwriter’s directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, any Underwriter’s directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the remaining Underwriters shall have the right to purchase all, but shall not be obligated to purchase any, of the Firm Securities or Option Securities, as the case may be, and if such non-defaulting Underwriters do not purchase all of the Firm Securities or Option Securities, as the case may be, this Agreement shall terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and effective only on receipt, and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281
	Attention:	Equity Syndicate
	Fax:	(212) 428-6260
	Email:	equityprospectus@rbccm.com

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Attention: Syndicate Department

with a copy to:
	Facsimile:	(212) 230-8730
	Attention:	ECM Legal

if to the Company, to	Unitil Corporation
6 Liberty Lane West
Hampton, New Hampshire 03842-1720
	Attention:	Mark H. Collin
Senior Vice President,
Chief Financial Officer and
Treasurer
	Fax:	(603) 773-6700

11.	TERMINATION.

This Agreement may be terminated:

(a)    by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the absolute discretion of any group of Underwriters (which may include RBC Capital Markets, LLC) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as RBC Capital Markets, LLC does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets, LLC (whether or not the condition of clause (A) is satisfied) has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include RBC Capital Markets, LLC) that has agreed to purchase in the aggregate at least 50% of the Firm Securities, as long as RBC Capital Markets, LLC does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets, LLC (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s common stock by The New York Stock Exchange, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)    as provided in Sections 6 and 9 of this Agreement.

12.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Preliminary Prospectus, the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Registration Statement consists of (i) the names of the Underwriters on the front and back covers of the Prospectus and (ii) the disclosure set forth in Schedule IV hereto, which disclosure appears under the caption “Underwriting” in the Prospectus.

14.	RESEARCH INDEPENDENCE.

In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15.	NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that:

(a)    nothing herein shall create a fiduciary or agency relationship between the Company and the Underwriters;

(b)    the Underwriters are not acting as advisors, expert or otherwise, to the Company in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c)    the relationship between the Company and the Underwriters is entirely and solely commercial, based on arms-length negotiations, and the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity;

(d)    any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and

(e)    notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

16.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

The section headings used herein are for convenience only and shall not affect the construction hereof.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

UNITIL CORPORATION

By	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President,
Chief Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As the Representatives of the several Underwriters listed on Schedule I

By:	RBC Capital Markets, LLC

By:	/s/ Jennifer Caruso
Name:	Jennifer Caruso
Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Scott Robertson
Name:	Scott Robertson
Title:	Managing Director

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased
RBC Capital Markets, LLC	255,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	255,000
Janney Montgomery Scott LLC	90,000

Total	600,000

SCHEDULE II(a)

MATERIALS OTHER THAN THE PRICING PROSPECTUS

THAT COMPRISE THE DISCLOSURE PACKAGE

None.

SCHEDULE II(b)

ISSUER FREE WRITING PROSPECTUSES NOT INCLUDED

IN THE DISCLOSURE PACKAGE

None.

SCHEDULE III

FINAL PRICING INFORMATION

1. Public offering price: $48.30

2. Number of shares of Common Stock offered: 600,000

3. Number of shares of Common Stock offered pursuant to option: 90,000

SCHEDULE IV

…

Underwriter	Shares of common stock
RBC Capital Markets, LLC	255,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	255,000

Janney Montgomery Scott LLC	90,000

Total	600,000

…

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

…

…such consent by RBC Capital Markets, LLC not to be granted without the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated…

…

…such release by RBC Capital Markets, LLC not to be granted without the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated…

…

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in this offering.

○	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

○	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

○	To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

○	To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

…

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents, book-runners, lead arrangers or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

…

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as email.

…

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

EXHIBIT A

LIST OF SUBSIDIARIES

Unitil Energy Systems, Inc., a New Hampshire corporation*

Fitchburg Energy Development Co., a Delaware corporation

Fitchburg Gas and Electric Light Company, a Massachusetts corporation+

Unitil Power Corp., a New Hampshire corporation

Unitil Realty Corp., a New Hampshire corporation

Unitil Service Corp., a New Hampshire corporation

Unitil Resources, Inc., a New Hampshire corporation

Usource, Inc., a Delaware corporation

Usource, L.L.C., a Delaware limited liability company

Northern Utilities, Inc., a New Hampshire corporation

Granite State Gas Transmission, Inc., a New Hampshire corporation

* UES has Non-Redeemable, Non-Cumulative Preferred Stock outstanding, as described in the financial statements incorporated by reference in the Registration Statement, which are not owned by the Company.

A-1

EXHIBIT B

FORM OF LOCKUP AGREEMENT

Unitil Corporation

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

RBC Capital Markets, LLC

As Representative of the several Underwriters

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281-8098

Dear Ladies and Gentlemen:

As an inducement to the several Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for common stock, no par value (the “Common Stock”), of Unitil Corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that from the date hereof through and including the date that is 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement, the undersigned will not offer, sell, sell short, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of RBC Capital Markets, LLC. In addition, the undersigned agrees that, without the prior written consent of RBC Capital Markets, LLC, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. In addition, any Common Stock acquired by the undersigned in connection with the offering contemplated by the Underwriting Agreement will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Common Stock (i) that is a bona fide gift or gifts or (ii) to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

B-1

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. If the Public Offering Date shall not have occurred on or before the date that is 30 days after the date of this Agreement, this Agreement shall terminate. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Agreement shall likewise be terminated.

Very truly yours,

By:
Name:
Date:

B-2

EXHIBIT C-1

FORM OF OPINION OF DUANE MORRIS LLP

The following opinions are to be provided by special counsel to the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Underwriting Agreement.

1.    Based solely upon the Certificate of Good Standing, FG&E has legal existence and is in good standing under the laws of the Commonwealth of Massachusetts, with the requisite corporate power to own or lease its real or personal property and to conduct its business as described in the Registration Statement and Prospectus.

2.    The Securities have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

3.    The Registration Statement and the Prospectus (in each case other than the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Prospectus, as to which we express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations. The conditions for the use of Form S-3 set forth in the General Instructions thereto have been satisfied with respect to the Registration Statement.

4.    The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424.

5.    We have no knowledge of (a) any legal or governmental proceeding pending or threatened in writing to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or (b) any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that is not described, filed or incorporated as required.

6.    The issuance, sale and delivery of the Securities and the execution, delivery and performance of the Agreement do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the Articles of Organization or By-Laws of FG&E, and (b) Applicable Laws (as defined below), except with respect to clause (b), to the extent that any such breach or violation would not have a Material Adverse Effect as set forth in the Agreement.

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7.    No consent, approval or authorization by, or filing with, any governmental authority is required to be obtained or made by or on behalf of the Company under any Applicable Laws (as defined below) in connection with the issuance, sale and delivery of the Securities or the execution and delivery of the Agreement and the consummation of the transactions contemplated therein, except for (a) state securities or blue sky laws, as to which we express no opinion, (b) the Securities Exchange Act of 1934, as amended, and (c) those already obtained or made under the Securities Act.

8.    The Company is not and, after the consummation of the transactions contemplated by the Agreement and the application of the net proceeds therefrom as described in the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “ICA”). In rendering the opinion set forth in this Paragraph, we have relied, as to all factual matters, solely on an officers’ certificate from the Company. We note that, for purposes of determining whether an entity is required to register as an “investment company” within the meaning of the ICA, it is necessary to examine the “value” of the assets of such entity within the meaning of Section 2(a)(41)(A) of the ICA, which provides that the “value” of certain assets held by an entity shall be the “fair value” of such assets as determined in good faith by such entity’s board of directors (or similar governing body). Although the officers’ certificate makes certain certifications regarding the value of assets, the officer who executed the officers’ certificate did not request the Board of Directors of the Company or any person to determine the value of any assets required to be valued at “fair value” pursuant to the ICA, but obtained values from other sources they deemed to be reliable. We have assumed that all such assets would have been valued at the same values ascribed to such assets in the officers’ certificate had the Board of Directors of the Company determined the “fair value” thereof pursuant to the ICA.

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EXHIBIT C-2

FORM OF 10B-5 LETTER OF DUANE MORRIS LLP

The following letter is be provided by special counsel to the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Underwriting Agreement.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above (the “Legal Services”), no facts have come to the attention of the Primary Lawyer Group (as hereinafter defined) which cause us to believe that the Registration Statement (including the Incorporated Documents), at the effective time thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus (including any Incorporated Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than the financial statements and the related notes thereto, the financial statement schedules and the other financial, statistical, quantitative and accounting data included therein or which should be included therein, as to which we express no view). “Primary Lawyer Group” means any lawyer in this firm who (i) signs this letter on behalf of the firm, or (ii) actively renders Legal Services. In connection with delivering this letter, the lawyers in the Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers practicing law with this firm or any review of files maintained by this firm.

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EXHIBIT D-1

FORM OF OPINION OF GARY EPLER

The following opinions are to be provided by Gary Epler, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Underwriting Agreement.

1.    The Company has been incorporated and is validly existing and in good standing under the laws of the State of New Hampshire, with the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus. Based on the character of the properties owned or leased by the Company and the nature of the business transacted by the Company as described in the Pricing Prospectus and the Prospectus, the Company is not required to be qualified as a foreign corporation in any jurisdiction except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

2.    Each Subsidiary is validly existing and, to the extent applicable, in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of incorporation or formation, as applicable, with the requisite corporate or limited liability company power and authority, as applicable, to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus. The outstanding shares of capital stock or limited liability company interests, as applicable, of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or any of the Subsidiaries except that Unitil Energy Systems, Inc., a New Hampshire Corporation, has issued shares of preferred stock to parties other than the Company or any of the Subsidiaries as described in the Pricing Prospectus and Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

3.    Based on the character of the properties owned or leased by each Subsidiary and the nature of the business transacted by each Subsidiary as described in the Pricing Prospectus and the Prospectus, each Subsidiary is qualified as a foreign corporation or limited liability company to transact business as described in the Pricing Prospectus and the Prospectus and, to the extent applicable, is in good standing in each jurisdiction in which such qualification is required except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Except as described in or contemplated by the Pricing Prospectus and the Prospectus, the outstanding shares of capital stock or limited liability company interests, as applicable, of each Subsidiary are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

4.    All outstanding shares of Common Stock, including the Shares, have been duly authorized, and all outstanding shares of Common Stock have been and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Shares will be, validly issued, fully paid and non-assessable; and the Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Pricing Prospectus and the Prospectus.

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5.    There are no preemptive rights under the New Hampshire Corporation Law to subscribe for or purchase the Shares. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, the Shares pursuant to the Articles of Incorporation or By-laws of the Company, each as amended to the date hereof. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, the Shares pursuant to any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

6.    Except as described in or contemplated by the Pricing Prospectus and the Prospectus (a) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and (b) there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. Except as described in the Pricing Prospectus and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

7.    The issuance, sale and delivery of the Shares and the execution, delivery and performance of the Underwriting Agreement do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any agreement or instrument (a) filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017 or the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017 or (b) filed or incorporated by reference as an exhibit to the Registration Statement, the Pricing Prospectus or the Prospectus, except, in each case, for any such breach, violation or default as would not have a Material Adverse Effect. I express no opinion, however, as to whether the issuance, sale and delivery of the Shares and the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

8.    The statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar the they purport to constitute summaries of the terms of the Common Stock (including the Shares), constitute accurate summaries of the terms of such Common Stock in all material respects.

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9.    The statements set forth (i) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, (ii) in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, (iii) in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017 and (iv) in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017, in each case as of the relevant dates of such statements and insofar as such statements purport to describe legal and governmental proceedings and contracts and other documents, fairly summarize such legal and governmental proceedings and contracts and other documents in all material respects. I do not have knowledge of any legal or governmental proceedings required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus pursuant to Item 103 of Regulation S-K under the Rules and Regulations which are not described as required or of any contracts or documents of a character required to be filed as exhibits to the Registration Statement or described therein, the Pricing Prospectus, the Prospectus, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017, or the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017 which are not filed or described as required.

10.    There are no actions, suits, claims or proceedings pending or, to my knowledge, threatened against the Company or any Subsidiary before any court or governmental or administrative agency, authority or body or otherwise, which if determined adversely to the Company or any such Subsidiary would have a Material Adverse Effect or prevent the consummation of the transactions contemplated by the Underwriting Agreement, except as may be disclosed in the Pricing Prospectus and the Prospectus.

11.    The issuance, sale and delivery of the Shares and the execution, delivery and performance of the Underwriting Agreement do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) the charter or By-Laws of the Company or any Subsidiary, (b) the public utility laws of the State of New Hampshire, (c) the public utility laws of the Commonwealth of Massachusetts, (d) the public utility laws of the State of Maine, (e) federal public utility laws, (f) any statute, rule, regulation or order of the State of New Hampshire or any court, governmental agency or body of the State of New Hampshire having jurisdiction over the Company or any Subsidiary or any of their properties (except state securities laws, as to which I express no opinion) or (g) any agreement or instrument (i) filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, (ii) filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, (iii) filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017, or (iv) filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017, except for, with respect to clauses (b), (c), (d), (e), (f) and (g), any such breach, violation or default as would not have a Material Adverse Effect.

12.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company; and the Company has the requisite corporate power and authority to authorize, issue and sell the Shares as contemplated by the Underwriting Agreement.

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13.    No approval, consent, order, authorization, designation, declaration or filing by or with any (i) governmental body of the State of New Hampshire (including the New Hampshire Public Utilities Commission), (ii) the Massachusetts Department of Public Utilities, (iii) the Maine Public Utilities Commission, (iv) the Federal Energy Regulatory Commission and (v) the Federal Communications Commission is necessary in connection with the issuance, sale and delivery of the Shares or the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated therein.

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EXHIBIT D-2

FORM OF 10B-5 LETTER OF GARY EPLER

The following letter is be provided by Gary Epler, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Underwriting Agreement.

I have participated in discussions with certain officers and employees of the Company and with representatives of the independent auditors for the Company, in at least one of which discussions your representatives and counsel also participated, at which the affairs of the Company and the contents of the Registration Statement, the Pricing Prospectus and the Prospectus were reviewed and discussed. Except to the limited extent stated expressly in paragraph 7 of my letter to you dated the date hereof in which certain legal opinions have been rendered pursuant to Section 6(e) of the Underwriting Agreement, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus. However, based upon my participation in the discussions referred to above and my examination of the Registration Statement, the Pricing Prospectus and the Prospectus, nothing has come to my attention that has caused me to believe that (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that I express no comment as to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or excluded from the Registration Statement), (ii) the Pricing Prospectus, as of its date and as of the date hereof, contained an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that I express no comment as to the financial statements, schedules and other financial data included or incorporated by reference in the Pricing Prospectus or excluded from the Pricing Prospectus) and (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that I express no comment as to the financial statements, schedules and other financial data included or incorporated by reference in the Prospectus or excluded from the Prospectus).

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